PROSPECTUS SUPPLEMENT                                                                   Filed Pursuant to Rule 424(b)(2)
For Performance Leveraged Upside Securities                                        Registration Statement No. 333-131266
(To Prospectus dated January 25, 2006)

                                                     Morgan Stanley
                                           GLOBAL MEDIUM-TERM NOTES, SERIES F
                                                 Senior Fixed Rate Notes

                                                -------------------------

                                      Performance Leveraged Upside Securities(SM)
                                                      ("PLUS(SM)")
                                                   Linked to an Index

                                                -------------------------

We, Morgan Stanley, may offer from time to time performance leveraged upside securities, which we refer to as PLUS(SM), that are linked to an index. The specific terms of any PLUS that we offer, including the name of the underlying index, will be included in a pricing supplement. If the terms described in the applicable pricing supplement are inconsistent with those described in this prospectus supplement for PLUS or in the accompanying prospectus, the terms described in the applicable pricing supplement will supersede. The PLUS will have the following general terms:

o    The PLUS do not guarantee any return of principal at maturity.

o    At maturity the PLUS will pay an amount in cash that may be more or less than the principal amount of each PLUS based upon the value of an index.

o    The PLUS provide exposure to both increases and decreases in the value of the underlying index, but the exposure to potential increases in the case of bull market PLUS, or to potential decreases in the case of bear market PLUS, is leveraged, generally up to a maximum payment amount per PLUS.

o    The PLUS will be senior unsecured obligations of ours, and will mature more than nine months from the date of issue.

o    The PLUS will be held in global form by The Depository Trust Company, unless the pricing supplement provides otherwise.

The applicable pricing supplement will describe the specific terms of the PLUS, including any changes to the terms specified in this prospectus supplement. See "Description of PLUS--General Terms of PLUS--Terms Specified in Pricing
Supplement" on S-14.

                                                -------------------------

Investing in the PLUS involves risks not associated with an investment in ordinary debt securities. See "Risk Factors"
beginning on page S-11.

                                                -------------------------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. Incorporated and Morgan Stanley DW Inc., our wholly-owned subsidiaries, have agreed to use reasonable efforts to solicit offers to purchase these securities as our agents. The agents may also purchase these securities as principal at prices to be agreed upon at the time of sale. The agents may resell any securities they purchase as principal at prevailing market prices, or at other prices, as the agents determine.

Morgan Stanley & Co. Incorporated and Morgan Stanley DW Inc. may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the securities in market-making transactions.

                                                -------------------------

                                                     MORGAN STANLEY

February 21, 2006

     For a description of certain restrictions on offers, sales and deliveries of the PLUS and on the distribution of this prospectus supplement and the accompanying prospectus relating to the PLUS, see the section of this prospectus supplement called "Plan of Distribution."

     No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the PLUS or possession or distribution of this prospectus supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this prospectus supplement nor the accompanying prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The PLUS have not been and will not be registered with the Comissao de Calores Mobiliarios (The Brazilian
Securities Commission). The PLUS may not be offered or sold in the Federative Republic of Brazil ("Brazil") except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

     The PLUS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the PLUS or distribution of this prospectus supplement or the accompanying prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     No action has been taken to permit an offering of the PLUS to the public in Hong Kong as the PLUS have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the PLUS which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong ("SFO") and
any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

     The PLUS have not been registered with the National Registry of Securities maintained by the Mexican National
Banking and Securities Commission and may not be offered or sold publicly in Mexico. This prospectus supplement and the accompanying prospectus may not be publicly distributed in Mexico.

     The agent and each dealer represent and agree that they will not offer or sell the PLUS nor make the PLUS the subject of an invitation for subscription or purchase, nor will they circulate or distribute the Information Memorandum or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS, whether directly or indirectly, to persons in Singapore other than:

          (a) an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of
     Singapore (the "SFA"));

          (b) an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

          (c) a person who acquires the PLUS for an aggregate consideration of not less than Singapore dollars Two
     Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

          (d) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the
     SFA.

                                                          S-2

                                                   TABLE OF CONTENTS

                                                 Page                                                          Page

Prospectus Supplement                                         Prospectus

Description of PLUS..............................S-14         Consolidated Ratios of Earnings to Fixed Charges
Payment at Maturity..............................S-17           and Earnings to Fixed Charges and Preferred

     Nasdaq-100 Index.............................A-5         Securities Offered on a Global Basis through the

                                                              ERISA Matters for Pension Plans and Insurance                                                                                    Page
                                                                Companies........................................74

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the prospectus and any applicable pricing supplement. We have not authorized anyone else to provide you with different or additional information. We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. As used in this prospectus supplement, the "Company," "we," "us,"
and "our" refer to Morgan Stanley.

                                                          S-3

                                                        SUMMARY

     The following summary describes the performance leveraged upside securities, which we refer to as PLUS(SM), offered under this program, in general terms only. You should read the summary together with the more detailed information contained in this prospectus supplement, in the accompanying prospectus and in the applicable pricing supplement. We may also prepare free writing prospectuses that describe particular issuances of PLUS. Any free writing prospectus should also be read in connection with this prospectus supplement and the accompanying prospectus. For purposes of this prospectus supplement, any references to an applicable pricing supplement may also refer to a free writing prospectus, unless the context otherwise requires.

     We will sell these PLUS primarily in the United States, but may also sell them outside the United States or both in and outside the United States simultaneously. The PLUS we offer under this prospectus supplement are among the notes we refer to as our Series F medium-term notes. We refer to the offering of the Series F medium-term notes as our Series F program. See "Plan of Distribution" in this prospectus supplement.

     "Performance Leveraged Upside Securities" and "PLUS" are our service marks.

General terms of the PLUS     Unlike ordinary debt securities, the PLUS do not guarantee any return of principal at maturity. The PLUS generally do not pay interest, but may do so if so specified in the applicable pricing supplement. At maturity the PLUS will pay an amount in cash based upon the value of an index, which we refer to as the underlying index. Some of the potential underlying indices that may be specified in the applicable pricing supplement are described in Annex A to this prospectus supplement titled "Underlying Indices and
                              Underlying Index Publishers."

Payment at maturity           For PLUS that provide leveraged exposure to increases in the underlying index, which we refer to as "Bull Market PLUS," at maturity you will receive for each PLUS that you hold an amount in cash based upon the value of the underlying index on the specified determination date, determined as follows:

                              o   If the final index value is greater than the initial index value, you will receive for each PLUS that you hold a payment at maturity equal to:

                                    stated principal amount per PLUS + leveraged upside payment,

                                  subject to a maximum payment at maturity specified in the applicable pricing supplement,

                              where,

                                stated principal   =   $10, unless otherwise specified in the applicable pricing
                                  amount               supplement,

                                leveraged upside   =   (stated principal amount  x  leverage factor  x  index percent increase)
                                  payment

                                leverage factor    =   the percentage specified in the applicable pricing
                                                         supplement

                                                       final index value - initial index value
                                index percent      =   ---------------------------------------
                                  increase                       initial index value

                              o   If the final index value is less than or equal to the initial index value, you will receive for each PLUS that you hold a payment at maturity that is less than the stated
                                  principal amount of each PLUS by an amount proportionate to the decrease in value of the underlying index and that will be equal to:

                                                          S-4

                                      stated principal amount    x    index performance factor

                              where,

                                                       final index value
                                index performance  =  -------------------
                                  factor              initial index value

                                Because the index performance factor will be less than or equal to 1.0, this payment will be less than or equal to the stated principal amount.

                                For purposes of determining the index percent increase (or the index percent decrease, described below under "Bear Market PLUS") and the index performance factor we use the following terms:

                                initial index      =  the index closing value on the day we price the PLUS for initial
                                  value               sale to the public, which we refer to as the pricing date, unless otherwise specified in the applicable pricing supplement final index value = the index closing value on the index valuation date

                                final index        =  the index closing value on the index valuation date
                                  value

                                index closing      =  the closing value of the underlying index or any successor index
                                  value               (as defined under "Description of PLUS--Discontinuance of the
                                                      Index; Alteration of Method of Calculation" below) published at the regular weekday close of trading on the relevant index business day. In certain circumstances, the index closing value will be based on the alternate calculation of the index described under "Description of PLUS--Discontinuance of the Index;
                                                      Alteration of Method of Calculation."

                                index valuation    =  the second scheduled index business day prior to the maturity
                                  date                date; provided that if a market disruption event occurs on the scheduled index valuation date or the scheduled index valuation date is not otherwise a index business day, the index valuation date will be the immediately succeeding index business day during which no market disruption event shall have occurred.

                              Certain issuances of bull market PLUS will not be subject to a maximum payment at maturity and in such cases the leveraged upside payment will not be capped.

                                                    Bear Market PLUS

                              For issuances of PLUS that provide leveraged exposure to decreases in the underlying index which we will refer to as "Bear Market PLUS," you will receive for each PLUS that you hold an amount in cash based inversely upon the value of the underlying index on the specified determination date, determined as follows:

                                                          S-5

                              o   If the final index value is less than or equal to the initial index value, you will receive for each PLUS that you hold a payment at maturity equal to:

                                    stated principal amount per PLUS  +  enhanced downside payment,

                                      subject to a maximum payment at maturity, which will be $0, unless otherwise specified in the applicable pricing supplement,

                              where,

                                stated principal   =  $10, unless otherwise specified in the applicable pricing
                                  amount              supplement,

                                enhanced downside  =  (stated principal amount x leverage factor x index percent decrease)
                                  payment

                                leverage factor    =  the percentage specified in the applicable pricing supplement initial index value - final index value
                                index percent      =  ---------------------------------------
                                  decrease                      initial index value

                              o   If the final index value is greater than the initial index value, you will receive for each PLUS that you hold a payment at maturity that is less than the stated principal amount of each PLUS by an amount proportionate to the increase in the value of the underlying index and that will be equal to:

                                    stated principal amount per PLUS - upside reduction amount,

                                  subject to a minimum payment at maturity specified in the applicable pricing supplement,

                              where,

                                upside reduction
                                  amount           =  stated principal amount per PLUS  x  index percent increase,

                                                      final index value - initial index value
                                index percent      =  ---------------------------------------
                                  increase                     initial index value

                              Under no circumstances will the bear market PLUS pay less than the minimum payment at maturity specified in the applicable pricing supplement.

                              In each applicable pricing supplement, we will provide a graph titled "Hypothetical
                              Payments on the PLUS at Maturity," which will illustrate the performance of the particular issuance of PLUS at maturity over a range of hypothetical percentage changes in the underlying index. You should also review the graphs in the section of this prospectus supplement titled "Hypothetical Payments on the PLUS at Maturity," which provide illustrations of the payments for both bull market PLUS and bear market PLUS over a range of hypothetical changes in the underlying value.

                                                          S-6

Your return on any PLUS       Unless the applicable pricing supplement for a PLUS does not specify a maximum payment at
will be limited by the        maturity, your return on the PLUS will be limited by the maximum payment at maturity.
maximum payment at maturity   Although the leverage factor provides increased exposure to any increase, in the case of a bull market PLUS, or decrease, in the case of a bear market PLUS, in the value of the underlying index at maturity, the payment at maturity will never exceed the maximum payment at maturity, which will be a fixed percentage over the original public offering price per unit of the securities. Further, in the event of any decrease, in the case of a bull market PLUS, or increase, in the case of a bear market PLUS, you will realize the entire decline. As a result, you may receive less, and possibly significantly less, than the original public offering price per unit.

Issue price of the PLUS       The issue price of the PLUS, which will be specified in the applicable pricing supplement, includes the agent's commissions paid with respect to the PLUS and the cost of hedging our obligations under the PLUS. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the issue price of the PLUS includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the PLUS.
                              See "Risk Factors--The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices" and "Use of
                              Proceeds and Hedging."

Other terms of the PLUS       o   The PLUS may bear interest, if any, at either a fixed rate or a floating rate, as specified in the applicable pricing supplement and may pay such interest, if any, on the dates specified in the applicable pricing supplement.

                              o   The PLUS will be denominated in U.S. dollars unless we specify otherwise in the applicable pricing supplement.

                              o   You will not have the right to present the PLUS to us for repayment prior to maturity unless we specify otherwise in the applicable pricing supplement.

                              o   We may from time to time, without your consent, create and issue additional PLUS with the same terms as PLUS previously issued so that they may be combined with the earlier issuance.

                              o   The PLUS will not be listed on any securities exchange, unless we specify otherwise in the applicable pricing supplement.

MS & Co. will be the          We have appointed our affiliate, Morgan Stanley & Co. Incorporated or its successors,
Calculation Agent             which we refer to as MS & Co., to act as Calculation Agent for us with respect to the
                              PLUS. As Calculation Agent, MS & Co. will determine the initial index value, the index closing values, the final index value, the percentage change in the underlying index, the payment to you at maturity and whether a market disruption event has occurred. All determinations made by the Calculation Agent will be at the sole discretion of the
                              Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

Forms of securities           The PLUS will be issued in fully registered form and will be represented by a global security registered in the name of a nominee of The Depository Trust Company, as depositary, unless we indicate in the applicable pricing supplement that they will be represented by certificates issued in definitive form. We will not issue book-entry securities as certificated securities except under the circumstances described in "Forms of Securities-- The Depositary" in the prospectus, under which heading you may also find information on The Depository Trust Company's book-entry system.

                                                          S-7

Where you can find more       Because this is a summary, it does not contain all of the information that may be
information on the PLUS       important to you. You should read the "Description of PLUS" section in this prospectus supplement and the "Description of Debt Securities" section in the prospectus for a detailed description of the terms of the PLUS. You should also read about some of the risks involved in investing in the PLUS in the section of this prospectus supplement called "Risk Factors."

                              We urge you to consult with your investment, legal, accounting and other advisors with regard to any investment in the PLUS.

How to reach us               You may contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                                                          S-8

                                     HYPOTHETICAL PAYMENTS ON THE PLUS AT MATURITY

Bull Market PLUS:

     Assuming an issuance of bull market PLUS with the hypothetical terms given below, the following graph illustrates the payment at maturity on each PLUS for a range of hypothetical percentage changes in the underlying index. The graph does not illustrate every percentage change that may occur. The PLUS Zone illustrates the leveraging effect of the leverage factor taking into account the maximum payment at maturity. The graph is based on the following hypothetical terms:

     o    issue price per PLUS:          $10

     o    initial index value:           1,000

     o    leverage factor:               200%

     o    maximum payment at maturity:   $12 (120% of the issue price)

     Where the final index value is greater than the initial index value, the payment at maturity on the PLUS reflected in the graph below is greater than the $10 principal amount per PLUS, but in all cases is subject to the maximum payment at maturity. Where the final index value is less than or equal to the initial index value, the payment at maturity on the PLUS reflected in the graph below is less than the $10 principal amount per PLUS.

     In the hypothetical example below you will realize the maximum payment at maturity at a final index value of approximately 110% of the hypothetical initial index value. For example, for a hypothetical initial index value of
1,000, you would realize the maximum payment at maturity at a final index value of 1,100. In addition, because of the leverage factor, the maximum payment at maturity will be reached at a final index value of 110% of the initial index value, or 1,100. Accordingly, you will not share in increases in the final index value above 110% of the hypothetical initial index value, or 1,100.

                                                          S-9

Bear Market PLUS:

     Assuming an issuance of bear market PLUS with the hypothetical terms given below, the following graph illustrates the payment at maturity on each PLUS for a range of hypothetical percentage changes in the underlying index. The PLUS
Zone illustrates the leveraging effect of the leverage factor taking into account the maximum payment at maturity. The graph is based on the following hypothetical terms:

     o    issue price per bear PLUS:     $10

     o    initial index value            1,000

     o    leverage factor:               300%

     o    maximum payment at maturity:   $13 (130% of the issue price)

     o    minimum payment at maturity:   $5 (50% of the issue price)

     Where the final index value is less than or equal to the initial index value, the payment at maturity on the bear market PLUS reflected in the graph below is greater than or equal to the $10 principal amount per bear PLUS, but in all cases is subject to the maximum payment at maturity. Where the final index value is greater than the initial index value, the payment at maturity on the bear PLUS reflected in the graph below is less than the $10 principal amount per
PLUS but in all cases is subject to the minimum payment at maturity.

     In the hypothetical example below you will realize the maximum payment at maturity at a final index value of 90% of the hypothetical initial index value. For example, if the initial index value were equal to 1,000, you would realize the maximum payment at maturity at a final index value of approximately 900. In addition, because of the leverage factor, the maximum payment at maturity will be reached at a final index value of 90% of the initial index value, or 900.
Accordingly, you will not share in decreases in the final index value below 90% of the hypothetical initial index value, or 900.

                                                          S-10

                                                      RISK FACTORS

     The PLUS are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, the
PLUS generally do not pay interest or guarantee any return of principal at maturity. The return investors realize on the
PLUS is generally limited by the maximum payment at maturity. This section describes the most significant risks relating to the PLUS. You should carefully consider whether the PLUS are suited to your particular circumstances before you decide to purchase them.

PLUS generally do not pay interest or guarantee return of principal

     The terms of the PLUS differ from those of ordinary debt securities in that we do not guarantee to pay you the principal amount of the PLUS at maturity and generally do not pay you interest on the PLUS. Instead, at maturity you will receive for each stated principal amount of PLUS that you hold an amount in cash based upon the final index value.
If the final index value is greater than the initial index value, in the case of bull market PLUS, or if the final index value is less than the initial index value, in the case of bear market PLUS, you will receive an amount in cash equal to the stated principal amount plus the leveraged upside payment or enhanced downside payment as applicable, subject to a maximum payment at maturity. If the final index value is less than the initial index value, in the case of bull market
PLUS, or if the final index value is greater than the initial index value, in the case of bear market PLUS, you will lose some or all of your investment.

Your appreciation potential is limited

     The appreciation potential of the PLUS is generally limited by the maximum payment at maturity. Although the leverage factor provides increased exposure to any increase, in the case of a bull market PLUS, or decrease, in the case of a bear market PLUS, in the value of the underlying index at maturity, the payment at maturity will never exceed the maximum payment at maturity, which will be a fixed percentage over the original public offering price per unit of the securities. Further, in the event of any decrease, in the case of a bull market PLUS, or increase, in the case of a bear market PLUS, you will realize the entire decline. As a result, you may receive less, and possibly significantly less, than the original public offering price per unit.

Secondary trading may be limited

     There may be little or no secondary market for the PLUS. Although we may apply to list certain issuances of PLUS, we may not meet the requirements for listing and do not expect to announce whether or not we will meet such requirements prior to the pricing of the PLUS. Even if there is a secondary market, it may not provide significant liquidity. MS &
Co. currently intends to act as a market maker for the PLUS but is not required to do so. If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be significantly less liquidity in the secondary market, in which case the price at which you would be able to sell your PLUS would likely be lower than if an active market existed. If the PLUS are not listed on any securities exchange and MS & Co. were to cease acting as a market maker, it is likely that there would be no secondary market for the PLUS.

Market price of the PLUS may be influenced by many unpredictable factors

     Several factors, many of which are beyond our control, will influence the value of the PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the PLUS in the secondary market, including:

o    the value of the underlying index at any time

o    the volatility (frequency and magnitude of changes in value) of the underlying index

o    interest and yield rates in the market

o    the dividend rate on the stocks comprising the underlying index

o    geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the securities comprising the underlying index or stock markets generally and which may affect the final index value

                                                          S-11

o    the time remaining until the PLUS mature

o    our creditworthiness

     Some or all of these factors will influence the price you will receive if you sell your PLUS prior to maturity. For example, you may have to sell your PLUS at a substantial discount from the principal amount if, in the case of a bull market PLUS, at the time of sale the underlying index is at or below the initial index value or, if, in the case of a bear market PLUS, at the time of sale the underlying index is above the initial index value.

     You cannot predict the future performance of the underlying index based on historical performance. The value of the applicable underlying index may decrease, in the case of a bull market PLUS, or increase, in the case of a bear market
PLUS, so that you will receive at maturity a payment that is less than the principal amount of the PLUS by an amount proportionate to the decrease or increase, respectively, in the value of the underlying index. In addition, there can be no assurance that the value of the underlying index will increase or decrease, respectively, so that you will receive at maturity an amount in excess of the principal amount of the PLUS. Nor can there be any assurance that the value of the underlying index will not increase or decrease, respectively, beyond a specified percentage of the initial index value, in which case you will only receive the maximum payment at maturity.

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices

     Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase PLUS in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the
PLUS, as well as the projected profit included in the cost of hedging our obligations under the PLUS. In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Adjustments to the underlying index could adversely affect the value of the PLUS

     The index publisher is responsible for calculating and maintaining the underlying index. Index publishers can add, delete or substitute the stocks comprising the underlying index or make other methodological changes that could change the value of the underlying index. Any of these actions could adversely affect the value of the PLUS.

     The index publisher may discontinue or suspend calculation or publication of the underlying index at any time. In these circumstances, MS & Co., as the Calculation Agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the PLUS insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, at maturity the payout on the PLUS will be an amount based on the closing prices at maturity of the stocks underlying the index at the time of such discontinuance, without rebalancing or substitution, computed by the Calculation Agent in accordance with the formula for calculating the index last in effect prior to discontinuance of the index.

There are risks associated with investments in PLUS linked to the value of indices of foreign equity securities

     Investments in PLUS linked to the value of indices of foreign equity securities involve risks associated with the foreign securities market, including volatility, governmental intervention and cross-shareholdings among companies in the foreign index. Also, there is generally less publicly available information about foreign companies than about U.S.
companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and
foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

                                                          S-12

The economic interests of the Calculation Agent and other affiliates of ours are potentially adverse to your interests

     The economic interests of the Calculation Agent and other affiliates of ours are potentially adverse to your interests as an investor in the PLUS.

     As Calculation Agent, MS & Co. will determine the initial index value and the final index value, and calculate the amount of cash, if any, you will receive at maturity. Determinations made by MS & Co., in its capacity as Calculation
Agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any index closing value in the event of a discontinuance of the underlying index, may affect the payout to you at maturity. See the sections of this prospectus supplement called "Description of
PLUS--General Terms of the PLUS--Some Definitions" and "--Discontinuance of the Index; Alteration of Method of
Calculation."

     The original issue price of the PLUS includes the agent's commissions and certain costs of hedging our obligations under the PLUS. The subsidiaries through which we hedge our obligations under the PLUS expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

Investing in the PLUS is not equivalent to investing in the underlying index

     Investing in the PLUS is not equivalent to investing in the index or their component stocks. As an investor in the
PLUS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that compromise the underlying index.

Hedging and trading activity by the Calculation Agent and its affiliates could potentially adversely affect the value of the PLUS

     MS & Co. and other affiliates of ours will carry out, hedging activities related to the PLUS (and possibly to other instruments linked to the underlying index or its component stocks), including trading in the stocks that compromise the underlying index as well as in other instruments related to the underlying index. MS & Co. and some of our other subsidiaries also trade the stocks that compromise the underlying index and other financial instruments related to the underlying index and the stocks that compromise the underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to a pricing date could potentially affect the initial index value and, therefore, could increase for bull market PLUS and decrease for bear market PLUS the value at which the underlying index must close on the index valuation date before you receive a payment at maturity that exceeds the principal amount of the PLUS. Additionally, such hedging or trading activities during the term of the PLUS could potentially affect the value of the underlying index on the index valuation date and, accordingly, the amount of cash you will receive at maturity.

Although the U.S. federal income tax consequences of an investment in the PLUS are uncertain, the PLUS generally should be treated as a single financial contract for U.S. federal income tax purposes.

     Except as otherwise provided in the applicable pricing supplement and subject to the discussion under "United
States Federal Taxation" in this prospectus supplement, the PLUS should be treated as a single financial contract for
U.S. federal income tax purposes.

     Please read the discussion under "United States Federal Taxation" in this prospectus supplement concerning the U.S.
federal income tax consequences of investing in the PLUS. If the Internal Revenue Service (the "IRS") were successful in asserting an alternative characterization for the PLUS, the timing and character of income on the PLUS might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the PLUS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement and the prospectus supplement for PLUS.

You are urged to consult your own tax advisors regarding all aspects of the U.S. federal tax consequences of investing in the PLUS as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                                          S-13

                                                  DESCRIPTION OF PLUS

     Investors should carefully read the general terms and provisions of our debt securities in "Description of Debt
Securities" in the prospectus. This section supplements that description. The pricing supplement will specify the particular terms for each issuance of PLUS, and may supplement, modify or replace any of the information in this section and in "Description of Debt Securities" in the prospectus. References in this prospectus supplement to a PLUS shall refer to the stated principal amount specified as the denomination for that issuance of PLUS in the applicable pricing supplement.

     The following terms used in this section are defined in the indicated sections of the accompanying prospectus:

o    Senior Debt Indenture ("Description of Debt Securities--Indentures")

o    senior indebtedness ("Description of Debt Securities--Subordination Provisions")

General Terms of PLUS

     We will issue the PLUS as part of our Series F medium-term notes under the Senior Debt Indenture. The Series F medium-term notes issued under the Senior Debt Indenture, together with our senior Series G and Series H global medium-term notes, referred to below under "Plan of Distribution," will constitute a single series under that indenture, together with any other obligations we issue in the future under the Senior Debt Indenture that we designate as being part of that series. The Senior Debt Indenture does not limit the amount of additional indebtedness that we may incur.
We may, without your consent, create and issue additional PLUS with the same terms as previous issuances of PLUS, so that the additional PLUS will be considered as part of the same issuance as the earlier PLUS.

     Ranking. Notes issued under the Senior Debt Indenture will rank on a parity with all of our other senior indebtedness and with all of our other unsecured and unsubordinated indebtedness, subject to statutory exceptions in the event of liquidation upon insolvency.

     Terms Specified in Pricing Supplements. A pricing supplement will specify the following terms of any issuance of
PLUS to the extent applicable:

o    the issue price (price to public);

o    the stated principal amount per PLUS;

o    the aggregate principal amount;

o    the denominations or minimum denominations;

o    whether the PLUS are bull market PLUS or bear market PLUS;

o    the original issue date;

o    the stated maturity date and any terms related to any extension of the maturity date not otherwise set forth in this prospectus supplement;

o    the underlying index;

o    the value of the underlying index on the pricing date;

o    the leverage factor;

o    the maximum and/or minimum payment at maturity, if applicable;

o    the rate per year at which the PLUS will bear interest, if any, or the method of calculating that rate and the dates on which interest will be payable;

                                                          S-14

o    whether the PLUS may be redeemed, in whole or in part, at our option or repaid at your option, prior to the stated
     maturity date, and the terms of any redemption or repayment;

o    if any PLUS is not denominated and payable in U.S. dollars, the currency or currencies in which the principal, premium, if any, and interest, if any, will be paid, which we refer to as the "specified currency," along with any other terms relating to the non-U.S. dollar denomination, including historical exchange rates as against the U.S.
     dollar;

o    whether the PLUS will be listed on any stock exchange;

o    whether the PLUS will be issued in book-entry or certificated form;

o    if the PLUS are in book-entry form, whether the PLUS will be offered on a global basis to investors through
     Euroclear and Clearstream, Luxembourg as well as through the Depositary (each as defined below); and

o    any other terms on which we will issue the PLUS.

     Some Definitions. We have defined some of the terms that we use frequently in this prospectus supplement below:

     "business day" means any day, other than a Saturday or Sunday, (i) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (a) in The City of New York or (b)
for PLUS denominated in a specified currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the specified currency or (c) for PLUS denominated in Australian dollars, in Sydney, and (ii) for PLUS denominated in euro, a day that is also a TARGET Settlement Day.

     "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme.

     "Depositary" means The Depository Trust Company ("DTC"), New York, New York.

     "Euroclear operator" means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

     "index business day" means a day, as determined by the Calculation Agent, on which trading is generally conducted on the relevant exchange and on any exchange on which futures or options contracts related to the underlying index (or successor index) are traded, other than a day on which trading on such exchange is scheduled to close prior to its regular final weekday closing price.

     "index closing value" means, on any index business day, the closing value of the underlying index or any successor index (as defined under "--Discontinuance of the Index; Alteration of Method of Calculation" below) published at the regular weekday close of trading on that index business day. In certain circumstances, the index closing value will be based on the alternate calculation of the underlying index described below under "--Discontinuance of the Index;
Alteration of Method of Calculation."

     "index valuation date" means the second scheduled index business day prior to the maturity date; provided that if there is a market disruption event on the scheduled index valuation date or if the scheduled index valuation date is not otherwise a index business day, the index valuation date will be the immediately succeeding index business day during which no market disruption event shall have occurred.

     "interest payment date" for any PLUS means a date on which, under the terms of that PLUS, regularly scheduled interest, if any, is payable.

     "issue price" means the amount per PLUS specified in the applicable pricing supplement and will equal the principal amount of each PLUS, unless otherwise specified.

     "leverage factor" means the percentage specified in the applicable pricing supplement.

     "original issue date" means the date specified in the applicable pricing supplement on which a particular issuance of PLUS will be issued.

                                                          S-15

     "market disruption event" means, with respect to the underlying index:

     (i) the occurrence or existence of a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the level of the underlying index (or the successor index) on the relevant exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange; or a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for stocks then constituting 20 percent or more of the level of the underlying index or (or the successor index) during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate; or the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts or exchange traded funds related to the underlying index (or the successor index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion; and

     (ii) a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the PLUS.

     For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in the underlying index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the underlying index shall be based on a comparison of (x) the portion of the value of the underlying index attributable to that security relative to (y) the overall value of the underlying index, in each case immediately before that suspension or limitation.

     For the purpose of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange traded fund will not constitute a Market Disruption Event, (3)
limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to
NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in futures or options contracts on the underlying index by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c)
a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the underlying index and (5) a "suspension, absence or material limitation of trading" on any relevant exchange or on the primary market on which futures or options contracts related to the underlying index are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

     "maturity date" means the date specified in the applicable pricing supplement, subject to extension if the scheduled index valuation date is postponed in accordance with the definition thereof. If the index valuation date is postponed so that it falls less than two scheduled index business days prior to the scheduled maturity date, the maturity date will be the second scheduled index business day following the index valuation date as postponed. See the definition of index valuation date below.

     "maximum payment at maturity" means the amount specified as such in the applicable pricing supplement.

     "minimum payment at maturity" means $0, unless otherwise specified in the applicable pricing supplement.

     "payment at maturity" means the payment due at maturity with respect to each PLUS, as described under "--Payment at
Maturity" below.

     "pricing date" means the day when we price the PLUS for initial sale to the public.

     "original issue date" means the date specified in the applicable pricing supplement on which a particular issuance of PLUS will be issued.

                                                          S-16

     "record date" for any interest payment date, if applicable, is the date 15 calendar days prior to that interest payment date, whether or not that date is a business day.

     "relevant exchange" means the primary exchange(s) or market(s) of trading for (i) any security then included in any underlying index, or any successor index, and (ii) any futures or options contracts related to such underlying index or to any security then included in any underlying index.

     "TARGET Settlement Day" means any day on which the Trans-European Automated Real-time Gross Settlement Express
Transfer System is open.

     "trading day" means a day, as determined by the Calculation Agent, on which trading is generally conducted on the
New York Stock Exchange, Inc. ("NYSE"), the American Stock Exchange LLC ("AMEX"), the Nasdaq National Market, the
Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

     "underlying index" means the index specified in the applicable pricing supplement, whose performance underlies the
PLUS.

     References in this prospectus supplement to "U.S. dollar," or "U.S.$" or "$" are to the currency of the United
States of America.

                                                  PAYMENT AT MATURITY

     At maturity, upon delivery of the PLUS to the Trustee, we will pay with respect to each PLUS an amount in cash equal to:

     o    for a bull market PLUS,

          o    if the final index value is greater than the initial index value, the lesser of (a) the principal amount plus the leveraged upside payment and (b) the maximum payment at maturity, or

          o    if the final index value is less than or equal to the initial index value, the stated principal amount times the index performance factor.

     o    for a bear market PLUS,

          o    if the final index value is less than the initial index value, the lesser of (a) the principal amount plus the enhanced downside payment and (b) the maximum payment at maturity, or

          o    if the final index value is greater than or equal to the initial index value, the stated principal amount minus the upside reduction amount, subject to a minimum payment at maturity.

     where,

         leveraged upside     =   stated principal amount  x  leverage factor x index percent
           payment                  per PLUS                                      increase

         enhanced downside    =   stated principal amount  x  leverage factor x index percent
           payment                  per PLUS                                      decrease

         upside reduction     =   stated principal amount  x  index percent
           amount                   per PLUS                    increase

                                  (final index value - initial index value)
         index percent        =   -----------------------------------------
           increase                          initial index value

                                                          S-17

                                  (initial index value - final index value)
         index percent        =   -----------------------------------------
           decrease                          initial index value

                                   final index value
         index performance    =   -------------------
           factor                 initial index value

         initial index        =    the index closing value on the pricing date, unless otherwise specified in
           value                   the applicable pricing supplement

         final index          =    the index closing value on the index valuation date
           value

     We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to The Depository
Trust Company, which we refer to as DTC, of the amount of cash to be delivered with respect to the stated principal amount of each PLUS, on or prior to 10:30 a.m. on the trading day preceding the maturity date (but if such trading day is not a business day, prior to the close of business on the business day preceding the maturity date), and (ii) deliver the aggregate cash amount due with respect to the PLUS to the Trustee for delivery to DTC, as holder of the PLUS, on the maturity date. We expect such amount of cash will be distributed to investors on the maturity date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Note or
Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement.

Trustee

     The "Trustee" for each offering of PLUS issued under our Senior Debt Indenture will be JPMorgan Chase Bank, N.A.
(formerly known as JPMorgan Chase Bank).

Agent

     Unless otherwise specified in the applicable pricing supplement, the "agent" for each underwritten offering of PLUS will be MS & Co.

Calculation Agent and Calculations

     The "Calculation Agent" for the PLUS will be MS & Co. As Calculation Agent, MS & Co. will determine the initial index value, the index closing value, the final index value, the percentage change in the underlying index and the payment at maturity that we describe in the section of this prospectus supplement called "Description of PLUS--Alternate
Exchange Calculation in Case of an Event of Default."

     All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

     All calculations with respect to the payment at maturity, if any, will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per PLUS will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of PLUS will be rounded to the nearest cent, with one-half cent rounded upward.

     Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests, as an owner of the PLUS, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the index percent increase or decrease, the final index value, the supplemental redemption amount or whether a market disruption event has occurred. See "Discontinuance of the
Index; Alteration of Method of Calculation", and "Market Disruption Event" below. MS & Co., as a registered broker-dealer, is required to maintain policies and procedures regarding the handling and use of confidential proprietary information, and such policies and procedures will be in effect throughout the term of the PLUS to restrict the use of information relating to the calculation of the final index value prior to the dissemination

                                                          S-18

of such information. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Alternate Exchange Calculation in Case of an Event of Default

     In case an event of default with respect to the PLUS shall have occurred and be continuing, the amount declared due and payable per PLUS upon any acceleration of the PLUS (an "Event of Default Acceleration") shall be determined by the
Calculation Agent and shall be an amount in cash equal to the payment at maturity calculated using the index closing value as of the date of such acceleration as the final index value, plus, if applicable, any accrued but unpaid interest as of the date of such acceleration.

     If the maturity of the PLUS is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the
Trustee may conclusively rely, and to DTC of the cash amount due with respect to the PLUS as promptly as possible and in no event later than two business days after the date of acceleration.

Discontinuance of the Index; Alteration of Method of Calculation

     If any publisher discontinues publication of an underlying index and such publisher or another entity (including MS
& Co.) publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued underlying index (such index being referred to herein as a "successor index"), then any subsequent index closing value will be determined by reference to the published value of such successor index at the regular weekday close of trading on the index business day that any index closing value is to be determined.

     Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to Morgan Stanley and to DTC, as holder of the PLUS, within three trading days of such selection. We expect that such notice will be passed on to you, as a beneficial owner of the PLUS, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

     If any publisher discontinues publication of an underlying index prior to, and such discontinuance is continuing on, the index valuation date or the date of acceleration and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no successor index is available at such time, then the Calculation Agent will determine the index closing value for such date. The index closing value will be computed by the Calculation Agent in accordance with the formula for and method of calculating the underlying index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently constituting such underlying index without any rebalancing or substitution of such securities following such discontinuance.
Notwithstanding these alternative arrangements, discontinuance of the publication of the underlying index may adversely affect the value of the PLUS.

     If at any time the method of calculating an underlying index or a successor index, or the value thereof, is changed in a material respect, or if such underlying index or a successor index is in any other way modified so that such index does not, in the opinion of MS & Co., as the Calculation Agent, fairly represent the value of the underlying index or such successor index had such changes or modifications not been made, then, from and after such time, the Calculation
Agent will, at the close of business in New York City on each date on which the index closing value is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to the underlying index or such successor index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the final index value with reference to the underlying index or such successor index, as adjusted. Accordingly, if the method of calculating the underlying index or a successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of the underlying index or such successor index as if it had not been modified (e.g., as if such split had not occurred).

                                                          S-19

Forms of Securities

     As noted above, PLUS are issued as part of our Series F medium-term note program. We will issue PLUS only in fully registered form either as book-entry securities or as certificated securities. References to "holders" mean those who own securities registered in their own names, on the books that we or the Trustee maintain for this purpose, and not those who own beneficial interests in securities registered in street name or in PLUS issued in book-entry form through one or more depositaries.

     Book-Entry Securities. For securities in book-entry form, we will issue one or more global certificates representing the entire issue of securities. Except as set forth in the prospectus under "Forms of Securities--Global
Securities," you may not exchange book-entry securities or interests in book-entry securities for certificated securities.

     Each global security certificate representing book-entry securities will be deposited with, or on behalf of, the
Depositary and registered in the name of the Depositary or a nominee of the Depositary. These certificates name the
Depositary or its nominee as the owner of the securities. The Depositary maintains a computerized system that will reflect the interests held by its participants in the global securities. An investor's beneficial interest will be reflected in the records of the Depositary's direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative. A further description of the Depositary's procedures for global PLUS representing book-entry securities is set forth under "Forms of Securities--The Depositary"
in the prospectus. The Depositary has confirmed to us, the agents and each Trustee that it intends to follow these procedures.

     Certificated Securities. If we issue securities in certificated form, the certificate will name the investor or the investor's nominee as the owner of the security. The person named in the security register will be considered the owner of the security for all purposes under the Senior Debt Indenture. For example, if we need to ask the holders of any issuance of securities to vote on a proposed amendment to such securities, the person named in the security register will be asked to cast any vote regarding that issuance of securities. If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your security in our records and will be entitled to cast the vote regarding your security. You may not exchange certificated securities for book-entry securities or interests in book-entry securities.

     New York Law to Govern. The PLUS will be governed by, and construed in accordance with, the laws of the State of
New York.

Interest and Principal Payments

     You should read the section called "Description of Debt Securities" in the prospectus, where we describe generally how principal and interest payments, if any, on the PLUS are made, how exchanges and transfers of the PLUS are effected and how fixed and floating rates of interest on the PLUS, if any, are calculated.

                                              USE OF PROCEEDS AND HEDGING

     The net proceeds we receive from the sale of the PLUS will be used for general corporate purposes and, in part, in connection with hedging our obligations under the PLUS through one or more of our subsidiaries. See also "Use of
Proceeds" in the accompanying prospectus. The original issue price of the PLUS includes the agent's commissions (as shown on the cover page of the applicable pricing supplement) paid with respect to the PLUS and the cost of hedging our obligations thereunder. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Use of Proceeds" in the accompanying prospectus.

     On or prior to the day we price the PLUS for initial sale to the public, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the PLUS by taking positions in the stocks comprising the underlying index, in futures or options contracts on the underlying index or its component stocks listed on major

                                                          S-20

securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could increase the value of the underlying index, and therefore the value at which the underlying index must close on the index valuation date before you would receive at maturity a payment that exceeds the principal amount of the PLUS. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the PLUS by purchasing and selling the stocks comprising the underlying index, futures or options contracts on the underlying index or its component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on the index valuation date. We cannot give any assurance that our hedging activities will not affect the value of the underlying index and, therefore, adversely affect the value of the PLUS or the payment you will receive at maturity.

                                             PLUS OFFERED ON A GLOBAL BASIS

     If we offer the PLUS on a global basis, we will so specify in the applicable pricing supplement. The additional information contained in the prospectus under "Securities Offered on a Global Basis through the Depositary,"
"--Book-Entry, Delivery and Form" and "--Global Clearance and Settlement Procedures" will apply to every offering on a global basis. The additional provisions described under "Securities Offered on a Global Basis through the Depositary",
"--Tax Redemption" and "--Payment of Additional Amounts" will apply to PLUS offered on a global basis only if we so specify in the applicable pricing supplement.

                                                         ERISA

     Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement
Income Security Act of 1974, as amended ("ERISA"), (a "Plan") should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the PLUS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

     In addition, we and certain of our subsidiaries and affiliates, including MS & Co. and Morgan Stanley DW Inc.
(formerly Dean Witter Reynolds Inc.) ("MSDWI"), may be each considered a "party in interest" within the meaning of
ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the PLUS are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the PLUS are acquired pursuant to an exemption from the "prohibited transaction" rules.
A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or
Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

     The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the PLUS.
Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and
PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

     Because we may be considered a party in interest with respect to many Plans, the PLUS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the PLUS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the PLUS that either (a) it is not a Plan or a

                                                          S-21

Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

     Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available.
Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the PLUS on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

     Purchasers of the PLUS have exclusive responsibility for ensuring that their purchase, holding and disposition of the PLUS do not violate the prohibited transaction rules of ERISA or the Code or any similar regulations applicable to governmental or church plans, as described above.

                                             UNITED STATES FEDERAL TAXATION

     In the opinion of Davis Polk & Wardwell, our counsel ("Tax Counsel"), the following are the material U.S. federal tax consequences of ownership and disposition of the PLUS.

     The discussion below assumes that the PLUS will not pay any stated interest. The U.S. federal tax consequences of investing in the PLUS which will pay stated interest will be set forth in the applicable pricing supplement.

     This discussion only applies to initial investors in the PLUS who:

          o    purchase the PLUS at their "issue price"; and

          o    will hold the PLUS as capital assets within the meaning of
               Section 1221 of the Internal Revenue Code of 1986, as amended
               (the "Code").

     Subject to any additional discussion under the applicable pricing supplement, it is expected, and the discussion below assumes, that, for U.S. federal income tax purposes, the issue price of a PLUS is equal to its stated issue price indicated in the applicable pricing supplement.

     This discussion does not describe all of the tax consequences that may be relevant to a particular holder in light of the holder's particular circumstances or to holders subject to special rules, such as:

          o    certain financial institutions;
          o    insurance companies;
          o    dealers in securities or foreign currencies;
          o    investors holding the PLUS as part of a hedge or any similar transaction;
          o    U.S. Holders, as defined below, whose functional currency is not the U.S. dollar;
          o    partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
          o    regulated investment companies;
          o    real estate investment trusts;
          o    persons subject to the alternative minimum tax;
          o    nonresident alien individuals who have lost their U.S. citizenship or who have ceased to be taxed as U.S.
               resident aliens; and
          o    Non-U.S. Holders for whom income or gain in respect of the PLUS is effectively connected with a trade or business in the United States.

                                                          S-22

     As the law applicable to the U.S. federal income taxation of instruments such as the PLUS is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

     This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. Persons considering the purchase of the PLUS are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

     This discussion is subject to any additional discussion regarding U.S. federal income taxation contained in the applicable pricing supplement. Accordingly, you should also consult the applicable pricing supplement for any additional discussion regarding U.S. federal income taxation with respect to the specific PLUS offered thereunder.

     General

     Except as otherwise provided in the applicable pricing supplement, the PLUS should be treated as a single financial contract for U.S. federal income tax purposes. Due to the absence of statutory, judicial or administrative authorities that directly address the characterization or treatment of the PLUS or instruments that are similar to the PLUS for U.S.
federal income tax purposes, no assurance can be given that the IRS or the courts will agree with the characterization and tax treatment described herein. Accordingly, you are urged to consult your own tax advisors regarding all aspects of the U.S. federal tax consequences of an investment in the PLUS (including alternative characterizations of the PLUS) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the characterization and treatment of the PLUS described above.

     Tax Consequences to U.S. Holders

     As used herein, the term "U.S. Holder" means, for U.S. federal income tax purposes, a beneficial owner of a PLUS that is:

          o    a citizen or resident of the United States;

          o    a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof; or

          o    an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

     The term U.S. Holder also includes certain former citizens and residents of the United States.

     Tax Treatment of the PLUS

     Except as otherwise provided in the applicable pricing supplement and assuming the characterization of the PLUS as set forth above is respected, Tax Counsel believes that the following U.S. federal income tax consequences should result.

     Tax Treatment Prior to Maturity. A U.S. holder should not be required to recognize taxable income over the term of the PLUS prior to maturity, other than pursuant to a sale or exchange as described below.

     Tax Basis. A U.S. Holder's tax basis in the PLUS should equal the amount paid by the U.S. Holder to acquire the
PLUS.

     Sale, Exchange or Settlement of the PLUS. Upon a sale or exchange of the PLUS, or upon settlement of the PLUS at maturity, a U.S. Holder should generally recognize gain or loss equal to the difference between the amount

                                                          S-23

realized on the sale, exchange or settlement and the U.S. Holder's tax basis in the PLUS sold, exchanged, or settled.
Any capital gain or loss recognized upon sale, exchange or settlement of a PLUS should be long-term capital gain or loss if the U.S. Holder has held the PLUS for more than one year at such time.

     Possible Alternative Tax Treatments of an Investment in the PLUS

     Due to the absence of authorities that directly address the proper characterization of the PLUS, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and treatment described above. In particular, with respect to a PLUS that matures (after taking into account the last possible date that the PLUS could be outstanding under the terms of the PLUS) more than one year from its date of issuance, the IRS could seek to analyze the
U.S. federal income tax consequences of owning a PLUS under Treasury regulations governing contingent payment debt instruments (the "Contingent Debt Regulations").

     If the IRS were successful in asserting that the Contingent Debt Regulations applied to the PLUS, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue original issue discount on the PLUS every year at a "comparable yield" determined at the time of their issuance.
Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale or other disposition of the PLUS would generally be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder's prior accruals of original issue discount, and as capital loss thereafter.

     Even if the Contingent Debt Regulations do not apply to the PLUS, other alternative federal income tax characterizations of the PLUS are also possible, which if applied could also affect the timing and character of the income or loss with respect to the PLUS. It is possible, for example, that a PLUS could be treated as a unit consisting of a loan and a forward contract, in which case a U.S. Holder would be required to accrue original issue discount as income on a current basis. Accordingly, prospective investors are urged to consult their own tax advisors regarding all aspects of the U.S. federal income tax consequences of an investment in the PLUS.

     Backup Withholding and Information Reporting

     Backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the PLUS and the proceeds from a sale or other disposition of the PLUS, unless the U.S.
Holder provides proof of an applicable exemption from the information reporting rules.

     Tax Consequences to Non-U.S. Holders

     This section only applies to you if you are a Non-U.S. Holder. As used herein, the term "Non-U.S. Holder" means, for U.S. federal income tax purposes, a beneficial owner of a PLUS issued under this prospectus supplement that is:

          o    an individual who is classified as a nonresident alien;
          o    a foreign corporation; or
          o    a foreign trust or estate.

     "Non-U.S. Holder" does not include a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes. Such holder is urged to consult his or her own tax advisors regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a PLUS.

     Tax Treatment upon Sale, Exchange or Settlement of a PLUS

     In general. Except as otherwise provided in the applicable pricing supplement and assuming the characterization of the PLUS as set forth above is respected, a Non-U.S. Holder of the PLUS will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the Non-U.S. Holder.

                                                          S-24

     If all or any portion of a PLUS were recharacterized as a debt instrument, any payment made to a Non-U.S. Holder with respect to the PLUS would not be subject to U.S. federal withholding tax, provided that:

          o    the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

          o    the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

          o    the Non-U.S. Holder is not a bank receiving interest under section 881(c)(3)(A) of the Code; and

          o    the certification requirements described below has been fulfilled with respect to the beneficial owner.

     Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a PLUS (or a financial institution holding the PLUS on behalf of the beneficial owner)
furnishes to us an IRS Form W-8BEN, in which the beneficial owner certifies under penalties of perjury that it is not a
U.S. person.

     U.S. Federal Estate Tax

     Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual's gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the PLUS are likely to be treated as U.S. situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, are urged to consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the PLUS.

     Backup Withholding and Information Reporting

     INFORMATION RETURNS MAY BE FILED WITH THE IRS IN CONNECTION WITH THE PAYMENT ON THE PLUS AT MATURITY AS WELL AS IN
CONNECTION WITH THE PROCEEDS FROM A SALE, EXCHANGE OR OTHER DISPOSITION. A NON-U.S. HOLDER MAY BE SUBJECT TO BACKUP
WITHHOLDING IN RESPECT OF AMOUNTS PAID TO THE NON-U.S. HOLDER, UNLESS SUCH NON-U.S. HOLDER COMPLIES WITH CERTIFICATION
PROCEDURES TO ESTABLISH THAT IT IS NOT A U.S. PERSON FOR U.S. FEDERAL INCOME TAX PURPOSES OR OTHERWISE ESTABLISHES AN
EXEMPTION. THE CERTIFICATION PROCEDURES DESCRIBED ABOVE UNDER "-TAX TREATMENT UPON SALE, EXCHANGE OR SETTLEMENT OF A
PLUS - CERTIFICATION REQUIREMENT" WILL SATISFY THE CERTIFICATION REQUIREMENTS NECESSARY TO AVOID THE BACKUP WITHHOLDING
AS WELL. THE AMOUNT OF ANY BACKUP WITHHOLDING FROM A PAYMENT TO A NON-U.S. HOLDER WILL BE ALLOWED AS A CREDIT AGAINST
THE NON-U.S. HOLDER'S U.S. FEDERAL INCOME TAX LIABILITY AND MAY ENTITLE THE NON-U.S. HOLDER TO A REFUND, PROVIDED THAT
THE REQUIRED INFORMATION IS FURNISHED TO THE IRS.

                                                          S-25

                                                  PLAN OF DISTRIBUTION

     We are offering the PLUS as part of our Series F medium-term notes on a continuing basis exclusively through Morgan
Stanley & Co. Incorporated and Morgan Stanley DW Inc., which we refer to individually as an "agent" and together as the
"agents," who have agreed to use reasonable efforts to solicit offers to purchase these securities. We will have the sole right to accept offers to purchase these securities and may reject any offer in whole or in part. Each agent may reject, in whole or in part, any offer it solicited to purchase securities. We will pay an agent, in connection with sales of these SPARQS resulting from a solicitation that agent made or an offer to purchase that agent received, a commission that will be specified in the applicable pricing supplement.

     We may also sell these securities to an agent as principal for its own account at discounts to be agreed upon at the time of sale within the range of the commissions stated above or as otherwise disclosed in the applicable pricing supplement. That agent may resell these securities to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that agent determines and as we will specify in the applicable pricing supplement. An agent may offer the securities it has purchased as principal to other dealers, which may include Morgan Stanley & Co. International Limited and Bank Morgan Stanley AG. That agent may sell the securities to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount that agent will receive from us. After the initial public offering of securities that an agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession and discount.

     Each of the agents may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended. We and the agents have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities. We have also agreed to reimburse the agents for specified expenses.

     We estimate that we will spend approximately $5,070,500 for printing, rating agency, Trustee's and legal fees and other expenses allocable to the offering of the Series F medium term notes, including the PLUS, and the other securities registered on our shelf registration statement and estimate that we will spend corresponding amounts with respect to any additional securities that we may register on our shelf registration statement in the future.

     Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of these
PLUS on a national securities exchange, but have been advised by the agents that they intend to make a market in these
PLUS as applicable laws and regulations permit. The agents are not obligated to do so, however, and the agents may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for these PLUS.

     Morgan Stanley & Co. Incorporated and Morgan Stanley DW Inc. are our wholly-owned subsidiaries. The agents will conduct each offering of these securities in compliance with the requirements of Rule 2720 of the NASD regarding an NASD member firm's distributing the securities of an affiliate. Following the initial distribution of these PLUS, each agent may offer and sell those PLUS in the course of its business as a broker-dealer. An agent may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. The agents may use this prospectus supplement in connection with any of those transactions. The agents are not obligated to make a market in any of these PLUS and may discontinue any market-making activities at any time without notice.

     Neither of the agents nor any dealer utilized in the initial offering of these securities will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

     In order to facilitate the offering of these PLUS, the agents may engage in transactions that stabilize, maintain or otherwise affect the price of these PLUS or of the securities that constitute the underlying index. Specifically, the agents may sell more PLUS than they are obligated to purchase in connection with the offering, creating a naked short position for their own accounts. The agents must close out any naked short position by purchasing PLUS in the open market. A naked short position is more likely to be created if the agents are concerned that there may be downward pressure on the price of these PLUS in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agents may bid for, and

                                                          S-26

purchase, these PLUS or the securities that comprise the underlying index in the open market to stabilize the price of these PLUS or of such underlying securities. Finally, in any offering of the PLUS through a syndicate of underwriters or dealer group, the agent acting on behalf of the underwriting syndicate or for itself may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these PLUS in the offering, if the agent repurchases previously distributed PLUS to cover syndicate short positions or to stabilize the price of these PLUS. Any of these activities may raise or maintain the market price of these PLUS above independent market levels or prevent or retard a decline in the market price of these PLUS. The agents are not required to engage in these activities, and may end any of these activities at any time.

     Concurrently with the offering of these PLUS through the agents, we may issue other debt securities under the indenture referred to in this prospectus supplement similar to those described in this prospectus supplement. Those debt securities may include other Series F medium-term notes and medium-term notes under our Series G and Series H prospectus supplement, which we refer to as "Euro medium-term notes." The other Series F medium-term notes and the Euro medium-term notes may have terms substantially similar to the terms of the PLUS offered under this prospectus supplement. The Euro medium-term notes may be offered concurrently with the offering of these PLUS, on a continuing basis outside the United
States by us, under a distribution agreement with Morgan Stanley & Co. International Limited, as agent for us. The terms of that distribution agreement, which we refer to as the Euro Distribution Agreement, are substantially similar to the terms of the distribution agreement for a U.S. offering, except for selling restrictions specified in the Euro
Distribution Agreement.

Supplemental Information Concerning Each Issuance of PLUS

     With respect to each issuance of PLUS, the agent for each issuance of PLUS, acting as principal for its own account, will agree to purchase, and we will agree to sell, the principal amount of PLUS set forth on the cover of the applicable pricing supplement. The agent will propose initially to offer the PLUS directly to the public at the public offering price set forth on the cover page of the applicable pricing supplement plus accrued interest, if any, from the original issue date. The agent may allow a concession not in excess of the agent's commissions specified in the applicable pricing supplement per PLUS to other dealers. After the initial offering of the PLUS, the agent may vary the offering price and other selling terms from time to time.

     The agent or an affiliate of the agent will enter into a hedging transaction with us in connection with each offering of PLUS. See "Use of Proceeds and Hedging" above.

     With respect to each issuance of PLUS, we expect to deliver the PLUS against payment therefor in New York, New York on the original issue date (settlement date) specified in the applicable pricing supplement. Under Rule 15c6-1 of the
Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, if the original issue date for any issuance of PLUS is more than three business days after the pricing date, purchasers who wish to trade PLUS more than three business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

PLUS Offered on a Global Basis

     If the applicable pricing supplement indicates that any of our PLUS will be offered on a global basis, those registered global securities will be offered for sale in those jurisdictions outside of the United States where it is legal to make offers for sale of those securities.

     Each of the agents has represented and agreed, and any other agent through which we may offer any PLUS on a global basis will represent and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes the applicable pricing supplement, this prospectus supplement or the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities, and we shall not have responsibility for the agent's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                                                          S-27

     With respect to sales in any jurisdictions outside of the United States of such securities offered on a global basis, purchasers of any such securities may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page hereof.

General

     No action has been or will be taken by us, the agents or any dealer that would permit a public offering of the PLUS or possession or distribution of any pricing supplement or this prospectus supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the PLUS, or distribution of any pricing supplement or this prospectus supplement and the accompanying prospectus or any other offering material relating to the PLUS, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, any agent or any dealer.

     The agents have represented and agreed, and each dealer through which we may offer the PLUS has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes any pricing supplement, this prospectus supplement and the accompanying prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the PLUS under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the PLUS. We shall not have responsibility for any agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Brazil

     The PLUS have not been and will not be registered with the Comissao de Calores Mobiliarios (The Brazilian
Securities Commission). The PLUS may not be offered or sold in the Federative Republic of Brazil ("Brazil") except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Chile

     The PLUS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the PLUS or distribution of this prospectus supplement or the accompanying prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

Hong Kong

     No action has been taken to permit an offering of the PLUS to the public in Hong Kong as the PLUS have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the PLUS which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong ("SFO") and
any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

Mexico

     The PLUS have not been registered with the National Registry of Securities maintained by the Mexican National
Banking and Securities Commission and may not be offered or sold publicly in Mexico. This prospectus supplement and the accompanying prospectus may not be publicly distributed in Mexico.

                                                          S-28

Singapore

     The agent and each dealer represent and agree that they will not offer or sell the PLUS nor make the PLUS the subject of an invitation for subscription or purchase, nor will they circulate or distribute the Information Memorandum or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS, whether directly or indirectly, to persons in Singapore other than:

     (a) an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of Singapore
(the "SFA"));

     (b) an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

     (c) a person who acquires the PLUS for an aggregate consideration of not less than Singapore dollars Two Hundred
Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

     (d) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

                                                          S-29

                                                                                                                 ANNEX I

                             UNDERLYING INDICES AND UNDERLYING INDEX PUBLISHERS INFORMATION

     We have derived all information contained in this prospectus supplement and the applicable pricing supplement regarding any specified underlying index, including, without limitation, its make up, its method of calculation and changes in its components and its historical closing values, from publicly available information. Such information reflects the policies of, and is subject to change by, the publisher of the applicable underlying index, whom we refer to as the underlying index publisher. Each underlying index is developed, calculated and maintained by its respective underlying index publisher. Neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to any underlying index or underlying index publisher in connection with the offering of the PLUS. In connection with the offering of PLUS, neither we nor the agent makes any representation that such publicly available information regarding any underlying index or underlying index publisher is accurate or complete.
Furthermore, we cannot give any assurance that all events occurring prior to the date of any offering of PLUS (including events that would affect the accuracy or completeness of the publicly available information described in this paragraph or in the applicable pricing supplement) that would affect the value of any underlying index have been publicly disclosed. Subsequent disclosure of any such events could affect the value received at maturity or on any call date with respect to the PLUS and therefore the trading prices of the PLUS.

     We or our affiliates may presently or from time to time engage in business with one or more of the issuers of the component stocks of any underlying index without regard to your interests, including extending loans to or entering into loans with, or making equity investments in, one or more of such issuers or providing advisory services to one or more of such issuers, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about one or more of such issuers and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to such issuers. These research reports may or may not recommend that investors buy or hold the securities of such issuers. As a prospective purchaser of a note, you should undertake an independent investigation of the issuers of the component stocks of the underlying index and of the underlying index to the extent required, in your judgment, to allow you to make an informed decision with respect to an investment in any
PLUS.

     In this prospectus supplement and any applicable pricing supplement, unless the context requires otherwise, references to any specific underlying index listed below will include any successor index to such underlying index and references to the underlying index publisher will include any successor thereto.

S&P 500 Index

     The S&P 500 Index was developed by Standard & Poor's Corporation, which we refer to as S&P, and is calculated, maintained and published by S&P.

     The S&P 500 Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate
Market Value (as defined below) of the common stocks of 500 companies (the "Component Stocks") as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. The "Market Value" of any Component Stock is the product of the market price per share and the number of the then outstanding shares of such Component Stock. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on such exchange. S&P chooses companies for inclusion in the S&P 500 Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index to achieve the objectives stated
above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company's common stock is widely-held and the Market Value and trading activity of the common stock of that company.

                                                          A-1

     The S&P 500 Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500 Index reflects the total Market Value of all 500 Component Stocks relative to the S&P 500 Index's base period of 1941-43 (the
"Base Period").

     An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

     The actual total Market Value of the Component Stocks during the Base Period has been set equal to an indexed value of 10. This is often indicated by the notation 1941-43=10. In practice, the daily calculation of the S&P 500 Index is computed by dividing the total Market Value of the Component Stocks by a number called the "Index Divisor." By itself, the Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P 500 Index, it is the only link to the original base period value of the S&P 500 Index. The Index Divisor keeps the S&P 500 Index comparable over time and is the manipulation point for all adjustments to the S&P 500 Index ("Index Maintenance").

     Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs.

     To prevent the value of the S&P 500 Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500 Index require an Index Divisor adjustment. By adjusting the Index Divisor for the change in total Market Value, the value of the S&P 500 Index remains constant. This helps maintain the value of the S&P 500 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500
Index does not reflect the corporate actions of individual companies in the S&P 500 Index. All Index Divisor adjustments are made after the close of trading and after the calculation of the closing value of the S&P 500 Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500 Index and do not require Index Divisor adjustments.

     The table below summarizes the types of S&P 500 Index maintenance adjustments and indicates whether or not an Index
Divisor adjustment is required:

                                                                                         Divisor
                   Type of Corporate                                                    Adjustment
                         Action                        Adjustment Factor                 Required
                ---------------------------  -------------------------------------  -------------------
                Stock split                  Shares Outstanding multiplied by 2;            No
                  (i.e., 2-for-1)            Stock Price divided by 2

                Share issuance               Shares Outstanding plus newly issued          Yes
                  (i.e., change = 5%)        Shares

                Share repurchase             Shares Outstanding minus Repurchased          Yes
                  (i.e., change = 5%)        Shares

                Special cash dividends       Share Price minus Special Dividend            Yes

                Company Change               Add new company Market Value minus            Yes
                                             old company Market Value

                Rights Offering              Price of parent company minus                 Yes

                                                        Price of Rights
                                                        ---------------
                                                          Right Ratio

                Spin-Off                     Price of parent company minus                 Yes

                                                     Price of Spinoff Co.
                                                     --------------------
                                                     Share Exchange Ratio

                                                          A-2

     Stock splits and stock dividends do not affect the Index Divisor of the S&P 500 Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the
Market Value of the Component Stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

     Each of the corporate events exemplified in the table requiring an adjustment to the Index Divisor has the effect of altering the Market Value of the Component Stock and consequently of altering the aggregate Market Value of the
Component Stocks (the "Post-Event Aggregate Market Value"). In order that the level of the S&P 500 Index (the "Pre-Event
Index Value") not be affected by the altered Market Value (whether increase or decrease) of the affected Component
Stock, a new Index Divisor ("New Divisor") is derived as follows:

                        Post-Event Aggregate Market Value
                       -------------------------------------  =  Pre-Event Index Value
                                   New Divisor

                                                    Post-Event Market Value
                             New Divisor        =   -----------------------
                                                     Pre-Event Index Value

     A large part of the S&P 500 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500 Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500 Index are updated as required by any changes in the number of shares outstanding. After the totals are updated, the Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 500 Index. In addition, any changes over 5% in the current common shares outstanding for the S&P 500 Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the Index Divisor.

     The S&P 500 Index and S&P's other U.S. indices moved to a float adjustment methodology in 2005 so that the indices will reflect only those shares that are generally available to investors in the market rather than all of a company's outstanding shares. Float adjustment excludes shares that are closely held by other publicly traded companies, venture capital firms, private equity firms, strategic partners or leveraged buyout groups; government entities; or other control groups, such as a company's own current or former officers, board members, founders, employee stock ownership plans or other investment vehicles controlled by the company or such other persons. In March 2005 the official S&P U.S.
indices moved half way to float adjustment and in September 2005 the indices will move to full float adjustment.

     License Agreement between S&P and Morgan Stanley. S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P 500 Index, which is owned and published by S&P, in connection with securities, including the PLUS.

     The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

          The PLUS are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the PLUS or any member of the public regarding the advisability of investing in securities generally or in the PLUS particularly or the ability of the
          S&P 500 Index to track general stock market performance. S&P's only relationship to us is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to us or the PLUS. S&P has no obligation to take our needs or the needs of the owners of the PLUS into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the PLUS to be issued or in the determination or calculation of the equation by which the PLUS are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the
          PLUS.

                                                          A-3

          S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA
          INCLUDED THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN
          STANLEY, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY
          DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED
          HEREIN OR FOR ANY OTHER USE. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY
          DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT
          TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO
          EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES
          (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

     "Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill
Companies, Inc. and have been licensed for use by Morgan Stanley.

Dow Jones Industrial Average

     The Dow Jones Industrial Average, which we refer to as the DJIA, is a price-weighted index comprised of 30 common stocks selected at the discretion of the editors of The Wall Street Journal (the "WSJ"), which is published by Dow Jones
& Company, Inc., which we refer to as Dow Jones, as representative of the broad market of U.S. industry. There are no pre-determined criteria for selection of a component stock except that component companies represented by the DJIA should be established U.S. companies that are leaders in their industries. The DJIA serves as a measure of the entire
U.S. market such as financial services, technology, retail, entertainment and consumer goods and is not limited to traditionally defined industrial stocks. Changes in the composition of the DJIA are made entirely by the editors of the
WSJ without consultation with the component companies represented in the DJIA, any stock exchange, any official agency or us. In order to maintain continuity, changes to the component stocks included in the DJIA tend to be made infrequently and generally occur only after corporate acquisitions or other dramatic shifts in a component company's core business. When one component stock is replaced, the entire index is reviewed. As a result, multiple component changes are often implemented simultaneously. The component stocks of the DJIA may be changed at any time for any reason.

     The DJIA is price weighted rather than market capitalization weighted. Therefore, the component stock weightings are affected only by changes in the stocks' prices, in contrast with the weightings of other indices that are affected by both price changes and changes in the number of shares outstanding. The value of the DJIA is the sum of the primary exchange prices of each of the 30 common stocks included in the DJIA, divided by a divisor. The divisor is changed in accordance with a mathematical formula to adjust for stock dividends, splits, spin-offs and other corporate actions such as rights offerings and extraordinary dividends. Normal cash dividends are not taken into account in the calculation of the DJIA. The current divisor of the DJIA is published daily in the WSJ and other publications. While this methodology reflects current practice in calculating the DJIA, no assurance can be given that Dow Jones will not modify or change this methodology in a manner that may affect the Maturity Redemption Amount.

     The formula used to calculate divisor adjustments is:

                                              Adjusted Sum of Prices
            New Divisor = Current Divisor x ---------------------------
                                             Unadjusted Sum of Prices

     License Agreement between Dow Jones and Morgan Stanley. Dow Jones and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the DJIA, which is owned and published by Dow Jones, in connection with securities, including the PLUS.

     The license agreement between Dow Jones and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

                                                          A-4

          The PLUS are not sponsored, endorsed, sold or promoted by Dow Jones. Dow Jones makes no representation or warranty, express or implied, to the owners of the PLUS or any member of the public regarding the advisability of investing in securities generally or in the PLUS particularly.
          Dow Jones' only relationship to Morgan Stanley is the licensing of certain trademarks, trade names and service marks of Dow Jones and of the DJIA(SM) which is determined, composed and calculated by
          Dow Jones without regard to Morgan Stanley or the PLUS. Dow Jones has no obligation to take the needs of Morgan Stanley or the owners of the PLUS into consideration in determining, composing or calculating the DJIA(SM). Dow Jones is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the PLUS to be issued or in the determination or calculation of the equation by which the PLUS are to be converted into cash. Dow
          Jones has no obligation or liability in connection with the administration, marketing or trading of the PLUS.

          DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES INDUSTRIAL
          AVERAGE(SM) OR ANY DATA INCLUDED THEREIN AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS,
          OMISSIONS, OR INTERRUPTIONS THEREIN. DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS
          TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF
          THE DOW JONES INDUSTRIAL AVERAGE(SM) OR ANY DATA INCLUDED THEREIN. DOW JONES MAKES NO EXPRESS OR
          IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A
          PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES INDUSTRIAL AVERAGE(SM) OR ANY DATA INCLUDED
          THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR
          ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED
          OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS
          BETWEEN DOW JONES AND MORGAN STANLEY.

     "Dow Jones(SM)," "DJIA(SM)" and "Dow Jones Industrial Average(SM)" are service marks of Dow Jones and have been licensed for use by Morgan Stanley. The PLUS are not sponsored, endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in the PLUS.

Nasdaq-100 Index

     The Nasdaq-100 Index was developed by the Nasdaq Stock Market, Inc., which we refer to as The Nasdaq. The
Nasdaq-100 Index is determined, comprised and calculated by The Nasdaq and was first published in January 1985. The
Nasdaq-100 Index is a modified capitalization-weighted index of 100 of the largest non-financial companies listed on the
Nasdaq National Market System tier of The Nasdaq Stock Market, Inc. The Nasdaq-100 Index constitutes a broadly diversified segment of the largest securities listed on The Nasdaq Stock Market, Inc. and includes companies across a variety of major industry groups. At any moment in time, the value of the Nasdaq-100 Index equals the aggregate value of the then-current Nasdaq-100 Index share weights of each of the Nasdaq-100 Index component securities, which are based on the total shares outstanding of each such Nasdaq-100 Index component security, multiplied by each such security's respective last sale price on The Nasdaq Stock Market, Inc., and divided by a scaling factor (the "divisor"), which becomes the basis for the reported Nasdaq-100 Index value. The divisor serves the purpose of scaling such aggregate value (otherwise in the trillions) to a lower order of magnitude which is more desirable for Nasdaq-100 Index reporting purposes.

     To be eligible for inclusion in the Nasdaq-100 Index, a security must be traded on the Nasdaq National Market
System tier of The Nasdaq Stock Market, Inc. and meet the other eligibility criteria, including the following: the security's U.S. listing must be exclusively on the Nasdaq National Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained such listing), the security must be of a non-financial company; only one class of security per issuer is allowed; the security may not be issued by an issuer currently in bankruptcy proceedings; the security must have an average daily trading volume of at least 200,000 shares;
the security must have "seasoned" on The Nasdaq Stock Market, Inc. or another recognized market

                                                          A-5

(generally a company is considered to be seasoned by the Nasdaq if it has been listed on a market for at least two years; in the case of spin-offs, the operating history of the spin-off will be considered); if the security would otherwise qualify to be in the top 25% of the securities included in the Nasdaq-100 Index by market capitalization for the six prior consecutive month ends, then a one-year "seasoning" criteria would apply; if the security is of a foreign issuer, it must have listed options or be eligible for listed-options trading; the issuer of the security may not have annual financial statements with an audit opinion which the auditor or the company have indicated cannot be currently relied upon; and the issuer of the security may not have entered into a definitive agreement or other arrangement which would result in the security no longer being listed on The Nasdaq Stock Market, Inc. within the next six months.

     In addition, to be eligible for continued inclusion in the Nasdaq-100 Index, the following criteria apply: the security's U.S. listing must be exclusively on the Nasdaq National Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained such listing); the security must be of a non-financial company; the security may not be issued by an issuer currently in bankruptcy proceedings; the security must have an average daily trading volume of at least 200,000 shares; if the security is of a foreign issuer, it must have listed options or be eligible for listed-options trading; the issuer of the security may not have annual financial statements with an audit opinion which the auditor or the company have indicated cannot be currently relied upon; and
the security must have an adjusted market capitalization equal to or exceeding 0.10% of the aggregate adjusted market capitalization of the Nasdaq-100 Index at each month end. In the event a company does not meet this criterion for two consecutive month ends, it will be removed from the Nasdaq-100 Index effective after the close of trading on the third
Friday of the following month.

     The securities in the Nasdaq-100 Index are monitored every day by the Nasdaq with respect to changes in total shares outstanding arising from secondary offerings, stock repurchases, conversions or other corporate actions. The
Nasdaq has adopted the following quarterly scheduled weight adjustment procedures with respect to such changes. If the change in total shares outstanding arising from such corporate action is greater than or equal to 5.0%, such change is made to the Nasdaq-100 Index on the evening prior to the effective date of such corporate action or as soon as practical thereafter. Otherwise, if the change in total shares outstanding is less than 5.0%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December. In either case, the Nasdaq-100 Index share weights for such Nasdaq-100 Index component securities are adjusted by the same percentage amount by which the total shares outstanding have changed in such Nasdaq-100 Index component securities.

     Additionally, the Nasdaq may periodically (ordinarily, several times per quarter) replace one or more component securities in the Nasdaq-100 Index due to mergers, acquisitions, bankruptcies or other market conditions, or due to delisting if an issuer chooses to list its securities on another marketplace, or if the issuers of such component securities fail to meet the criteria for continued inclusion in the Nasdaq-100 Index.

     The Nasdaq-100 Index share weights are also subject, in certain cases, to a rebalancing (see "Rebalancing of the
Nasdaq-100 Index for Modified Capitalization-Weighted Methodology" below). Ordinarily, whenever there is a change in the
Nasdaq-100 Index share weights or a change in a component security included in the Nasdaq-100 Index, the Nasdaq adjusts the divisor to assure that there is no discontinuity in the value of the Nasdaq-100 Index which might otherwise be caused by such change.

     Annual Ranking Review. The Nasdaq-100 Index component securities are evaluated on an annual basis, except under extraordinary circumstances which may result in an interim evaluation, the "Annual Ranking Review," as described below.
Securities listed on The Nasdaq Stock Market, Inc. which meet the eligibility criteria described above are ranked by market value using closing prices as of the end of October and publicly available total shares outstanding as of the end of November. Nasdaq-100 Index-eligible securities which are already in the Nasdaq-100 Index and which are in the top 150 eligible securities (based on market value) are retained in the Nasdaq-100 Index provided that such security was ranked in the top 100 eligible securities as of the previous year's ranking review. Securities not meeting such criteria are replaced. The replacement securities chosen are the largest market capitalization Nasdaq-100 Index-eligible securities not currently in the Nasdaq-100 Index. Generally, the list of annual additions and deletions is publicly announced via a press release in the early part of December. Replacements are made effective after the close of trading on the third
Friday in December. Moreover, if at any time during the year a Nasdaq-100 Index component security is no longer traded on The Nasdaq, or is otherwise

                                                          A-6

determined by The Nasdaq to become ineligible for continued inclusion in the Nasdaq-100 Index, the security will be replaced with the largest market capitalization security not currently in the Nasdaq-100 Index and meeting the
Nasdaq-100 Index eligibility criteria listed above.

     Rebalancing of the Nasdaq-100 Index for Modified Capitalization-weighted Methodology. Effective after the close of trading on December 18, 1998, the Nasdaq-100 Index has been calculated under a "modified capitalization-weighted"
methodology, which is a hybrid between equal weighting and conventional capitalization weighting. This methodology is expected to: (1) retain in general the economic attributes of capitalization weighting; (2) promote portfolio weight diversification (thereby limiting domination of the Nasdaq-100 Index by a few large stocks); (3) reduce Nasdaq-100 Index performance distortion by preserving the capitalization ranking of companies; and (4) reduce market impact on the smallest Nasdaq-100 Index component securities from necessary weight rebalancings.

     Under the methodology employed, on a quarterly basis coinciding with The Nasdaq's quarterly scheduled weight adjustment procedures described above, the Nasdaq-100 Index component securities are categorized as either "Large
Stocks" or "Small Stocks" depending on whether their current percentage weights (after taking into account such scheduled weight adjustments due to stock repurchases, secondary offerings or other corporate actions) are greater than, or less than or equal to, the average percentage weight in the Nasdaq-100 Index (i.e., as a 100-stock index, the average percentage weight in the Nasdaq-100 Index is 1.0%).

     Such quarterly examination will result in a Nasdaq-100 Index rebalancing if either one or both of the following two weight distribution requirements are not met: (1) the current weight of the single largest market capitalization
Nasdaq-100 Index component security must be less than or equal to 24.0% and (2) the "collective weight" of those
Nasdaq-100 Index component securities whose individual current weights are in excess of 4.5%, when added together, must be less than or equal to 48.0%. In addition, The Nasdaq may conduct a special rebalancing if it is determined necessary to maintain the integrity of the Nasdaq-100 Index.

     If either one or both of these weight distribution requirements are not met upon quarterly review or The Nasdaq determines that a special rebalancing is required, a weight rebalancing will be performed in accordance with the following plan. First, relating to weight distribution requirement (1) above, if the current weight of the single largest Nasdaq-100 Index component security exceeds 24.0%, then the weights of all Large Stocks will be scaled down proportionately towards 1.0% by enough for the adjusted weight of the single largest Nasdaq-100 Index component security to be set to 20.0%. Second, relating to weight distribution requirement (2) above, for those Nasdaq-100 Index component securities whose individual current weights or adjusted weights in accordance with the preceding step are in excess of
4.5%, if their "collective weight" exceeds 48.0%, then the weights of all Large Stocks will be scaled down proportionately towards 1.0% by just enough for the "collective weight," so adjusted, to be set to 40.0%.

     The aggregate weight reduction among the Large Stocks resulting from either or both of the above rescalings will then be redistributed to the Small Stocks in the following iterative manner. In the first iteration, the weight of the largest Small Stock will be scaled upwards by a factor which sets it equal to the average Nasdaq-100 Index weight of
1.0%. The weights of each of the smaller remaining Small Stocks will be scaled up by the same factor reduced in relation to each stock's relative ranking among the Small Stocks such that the smaller the Nasdaq-100 Index component security in the ranking, the less the scale-up of its weight. This is intended to reduce the market impact of the weight rebalancing on the smallest component securities in the Nasdaq-100 Index.

     In the second iteration, the weight of the second largest Small Stock, already adjusted in the first iteration, will be scaled upwards by a factor which sets it equal to the average index weight of 1.0%. The weights of each of the smaller remaining Small Stocks will be scaled up by this same factor reduced in relation to each stock's relative ranking among the Small Stocks such that, once again, the smaller the stock in the ranking, the less the scale-up of its weight.

     Additional iterations will be performed until the accumulated increase in weight among the Small Stocks exactly equals the aggregate weight reduction among the Large Stocks from rebalancing in accordance with weight distribution requirement (1) and/or weight distribution requirement (2).

                                                          A-7

     Then, to complete the rebalancing procedure, once the final percent weights of each Nasdaq-100 Index component security are set, the Nasdaq-100 Index share weights will be determined anew based upon the last sale prices and aggregate capitalization of the Nasdaq-100 Index at the close of trading on the Thursday in the week immediately preceding the week of the third Friday in March, June, September, and December. Changes to the Nasdaq-100 Index share weights will be made effective after the close of trading on the third Friday in March, June, September, and December and an adjustment to the Nasdaq-100 Index divisor will be made to ensure continuity of the Nasdaq-100 Index. Ordinarily, new rebalanced weights will be determined by applying the above procedures to the current Nasdaq-100 Index share weights. However, The Nasdaq may from time to time determine rebalanced weights, if necessary, by instead applying the above procedure to the actual current market capitalization of the Nasdaq-100 Index components. In such instances, The
Nasdaq would announce the different basis for rebalancing prior to its implementation.

     License Agreement between The Nasdaq Stock Market, Inc. and Morgan Stanley. The Nasdaq and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Nasdaq-100 Index, which is owned and published by The Nasdaq, in connection with securities, including the PLUS.

     The license agreement between The Nasdaq and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

          The PLUS are not sponsored, endorsed, sold or promoted by The Nasdaq Stock Market, Inc. (including its affiliates) (The Nasdaq, with its affiliates, are referred to as the "Corporations"). The
          Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the PLUS. The Corporations make no representation or warranty, express or implied, to the holders of the PLUS or any member of the public regarding the advisability of investing in securities generally or in the PLUS particularly, or the ability of the
          Nasdaq-100 Index(R) to track general stock market performance. The Corporations' only relationship to us (the "Licensee") is in the licensing of the Nasdaq-100(R), Nasdaq-100 Index(R) and Nasdaq(R)
          trademarks or service marks and certain trade names of the Corporations and the use of the
          Nasdaq-100 Index(R) which is determined, composed and calculated by the Nasdaq without regard to the
          Licensee or the PLUS. The Nasdaq has no obligation to take the needs of the Licensee or the owners of the PLUS into consideration in determining, composing or calculating the Nasdaq-100 Index(R). The
          Corporations are not responsible for and have not participated in the determination of the timing, prices, or quantities of the PLUS to be issued or in the determination or calculation of the equation by which the PLUS are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the PLUS.

          THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100
          INDEX(R) OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO
          RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE
          USE OF THE NASDAQ-100 INDEX(R) OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR
          IMPLIED WARRANTIES AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A
          PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX(R) OR ANY DATA INCLUDED THEREIN.
          WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR
          LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED
          OF THE POSSIBILITY OF SUCH DAMAGES.

     The "Nasdaq(R)," "Nasdaq-100(R)" and "Nasdaq-100 Index(R)" are trademarks of The Nasdaq Stock Market, Inc. and have been licensed for use by Morgan Stanley. The PLUS have not been passed on by the Corporations as to their legality or suitability. The PLUS are not issued, endorsed, sold or promoted by the Corporations. THE CORPORATIONS MAKE NO
WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE NOTES.

                                                          A-8

Russell 2000 Index

     The Russell 2000 Index is an index calculated, published and disseminated by Frank Russell Company, and measures the composite price performance of stocks of 2,000 companies (the "Component Stocks") domiciled in the U.S. and its territories. All 2,000 stocks are traded on either the NYSE or the AMEX or in the over-the-counter market and are the
2000 smallest securities that form the Russell 3000(R) Index. The Russell 3000 Index is composed of the 3,000 largest
U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market.

     The Russell 2000 Index consists of the smallest 2,000 companies included in the Russell 3000 Index and represents approximately 8% of the total market capitalization of the Russell 3000 Index. The Russell 2000 Index is designed to track the performance of the small capitalization segment of the U.S. equity market.

     Selection of stocks underlying the Russell 2000 Index. The Russell 2000 Index is a sub-group of the Russell 3000
Index. To be eligible for inclusion in the Russell 3000 Index, and, consequently, the Russell 2000 Index, a company's stocks must be listed on May 31 of a given year and Frank Russell Company must have access to documentation verifying the company's eligibility for inclusion. Beginning September 2004, eligible initial public offerings are added to
Russell U.S. indexes at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution. To be added to any Russell U.S.
index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria.

     Only common stocks belonging to corporations domiciled in the U.S. and its territories are eligible for inclusion in the Russell 3000 Index and, consequently, the Russell 2000 Index. The following securities are specifically excluded from the Russell 2000 Index: (i) stocks traded on U.S. exchanges but domiciled in other countries; (ii) preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights; and (iii) trust receipts, royalty trusts, limited liability companies, OTC Bulletin Board companies, pink sheets, closed-end mutual funds and limited partnerships that are traded on U.S. exchanges. In addition, Berkshire Hathaway is excluded as a special exception.

     The primary criteria used to determine the initial list of securities eligible for the Russell 3000 Index is total market capitalization, which is defined as the price of the shares times the total number of available shares. All common stock share classes are combined in determining market capitalization. If multiple share classes have been combined, the price of the primary vehicle (usually the most liquid) is used in the calculations. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. Stocks must trade at or above $1.00 on May 31 of each year to be eligible for inclusion in the
Russell 2000 Index. However, if a stock falls below $1.00 intra-year, it will not be removed until the next reconstitution if it is still trading below $1.00.

     The Russell 2000 Index is reconstituted annually to reflect changes in the marketplace. The list of companies is ranked based on May 31 total market capitalization, with the actual reconstitution effective on the first trading day following the final Friday of June each year. Changes in the constituents are preannounced and subject to change if any corporate activity occurs or if any new information is received prior to release.

     Capitalization Adjustments. As a capitalization-weighted index, the Russell 2000 Index reflects changes in the capitalization, or market value, of the Component Stocks relative to the capitalization on a base date. The current
Russell 2000 Index value is calculated by adding the market values of the Russell 2000 Index's Component Stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 2,000 stocks. The total market capitalization is then divided by a divisor, which represents the
"adjusted" capitalization of the Russell 2000 Index on the base date of December 31, 1986. To calculate the Russell 2000
Index, last sale prices will be used for exchange-traded and NASDAQ stocks. If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 2000 Index. In order to provide continuity for the Russell 2000 Index's value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for Component Stocks, company additions or deletions, corporate restructurings and other capitalization changes.

                                                          A-9

     Available shares are assumed to be shares available for trading. Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in corporate filings with the Commission. Other sources are used in cases of missing or questionable data.

     The following types of shares are considered unavailable for the purposes of capitalization determinations:

          o    ESOP or LESOP shares - corporations that have Employee Stock Ownership Plans that comprise 10% or more of the shares outstanding are adjusted;

          o    Corporate cross-owned shares - when shares of a company in the index are held by another company also in the index, this is considered corporate cross-ownership. Any percentage held in this class will be adjusted;

          o    Large private and corporate shares - large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a corporation not in the index that own
               10% or more of the shares outstanding. However, not to be included in this class are institutional holdings, which are: investment companies, partnerships, insurance companies, mutual funds, banks or venture capitals;

          o    Unlisted share classes - classes of common stock that are not traded on a U.S. securities exchange; and

          o    Initial public offering lock-ups - shares locked-up during an initial public offering are not available to the public and will be excluded from the market value at the time the initial public offering enters the index.

     Corporate Actions Affecting the Russell 2000 Index. The following summarizes the types of Russell 2000 Index maintenance adjustments and indicates whether or not an index adjustment is required:

          o    "No Replacement" Rule - Securities that leave the Russell 2000 Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 2000 Index over the past year will fluctuate according to corporate activity.

          o    Rule for Deletions - When a stock is acquired, delisted, or moves to the pink sheets or bulletin boards on the floor of a U.S. securities exchange, the stock is deleted from the index at the close on the effective date or when the stock is no longer trading on the exchange.

               When acquisitions or mergers take place within the Russell 2000 Index, the stock's capitalization moves to the acquiring stock, hence, mergers have no effect on the index total capitalization. Shares are updated for the acquiring stock at the time the transaction is final. Prior to April 1, 2000, if the acquiring stock was a member of a different index (i.e., Russell 3000 or Russell 1000), the shares for the acquiring stock were not adjusted until month end.

          o    Deleted Stocks - Effective on January 1, 2002, when deleting stocks from the Russell 2000 Index as a result of exchange de-listing or reconstitution, the price used will be the market price on the day of deletion, including potentially the OTC bulletin board price. Previously, prices used to reflect de-listed stocks were the last traded price on the primary exchange. Exceptions: there may be corporate events, like mergers or acquisitions, that result in the lack of current market price for the deleted security and in such an instance the latest primary exchange closing price available will be used.

          o    Rule for Additions - The only additions between reconstitution dates are as a result of spin-offs.
               Spin-off companies are added to the parent company's index and capitalization tier of membership, if the spin-off is large enough. To be eligible, the spun-off company's total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 2000
               Index at the latest reconstitution.

          o    Rule for Corporate Action-Driven Changes - Beginning April 1, 2003 changes resulting from corporate actions will generally be applied at the open of the ex-date using the previous day's closing prices. For reclassification of shares, mergers and acquisitions, spin-offs or reorganizations, adjustments will be made at the open of the ex-date using previous day closing prices. For re-

                                                          A-10

               incorporations and exchange delisting, deleted entities will be removed at the open on the day following re-incorporation or delisting using previous day closing prices (including OTC prices for delisted stocks).

     Updates to Share Capital Affecting the Russell 2000 Index. Each month, the Russell 2000 Index is updated for changes to shares outstanding as companies report changes in share capital to the Commission. Effective April 30, 2002 only cumulative changes to shares outstanding greater than 5% will be reflected in the Russell 2000 Index. This does not affect treatment of major corporate events, which are effective on the ex-date.

     Pricing of Securities Included in the Russell 2000 Index. Effective on January 1, 2002, primary exchange closing prices are used in the daily index calculations. FT Interactive data is used as the primary source for U.S. security prices, income, and total shares outstanding. Prior to January 1, 2002, composite closing prices, which are the last trade price on any U.S. exchange, were used in the daily index calculations.

     License Agreement between Frank Russell Company and Morgan Stanley. Frank Russell Company and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Russell 2000 Index, which is owned and published by Frank Russell Company, in connection with securities, including the PLUS.

     The license agreement between Frank Russell Company and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

          The PLUS are not sponsored, endorsed, sold or promoted by Frank Russell Company ("Russell"). Russell makes no representation or warranty, express or implied, to the owners of the PLUS or any member of the public regarding the advisability of investing in securities generally or in the PLUS particularly or the ability of the Russell 2000 Index to track general stock market performance or a segment of the same. Russell's publication of the Russell 2000 Index in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000 Index is based. Russell's only relationship to Morgan Stanley is the licensing of certain trademarks and trade names of Russell and of the Russell 2000 Index, which is determined, composed and calculated by Russell without regard to Morgan Stanley or the PLUS. Russell is not responsible for and has not reviewed the PLUS nor any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000 Index. Russell has no obligation or liability in connection with the administration, marketing or trading of the PLUS.

          RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000 INDEX OR ANY
          DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR
          INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED
          BY MORGAN STANLEY, INVESTORS, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE
          RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND
          EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE
          WITH RESPECT TO THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE
          FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR
          CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

     The "Russell 2000(R) Index" is a trademark of Frank Russell Company and has been licensed for use by Morgan
Stanley. The PLUS are not sponsored, endorsed, sold or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the PLUS.

                                                          A-11

Dow Jones Euro STOXX 50 Index

     The Dow Jones EURO STOXX 50 Index, which we refer to as the Euro STOXX 50 Index, was created by STOXX Limited, a joint venture between Deutsche Boerse AG, Dow Jones & Company and SWX Swiss Exchange. Publication of the Euro STOXX 50
Index began on February 26, 1998, based on an initial Index value of 1,000 at December 31, 1991. The Euro STOXX 50 Index is published in The Wall Street Journal and disseminated on the STOXX Limited website: http://www.stoxx.com.

     Euro STOXX 50 Index Composition and Maintenance. The Euro STOXX 50 Index is composed of 50 component stocks of market sector leaders from within the Dow Jones STOXX 600 Supersector Indices, which includes stocks selected from the
Eurozone. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors defined by the Dow Jones Global Classification Standard.

     The composition of the Euro STOXX 50 Index is reviewed annually, based on the closing stock data on the last trading day in August. The component stocks are announced the first trading in September. Changes to the component stocks are implemented on the third Friday in September and are effective the following trading day. Changes in the composition of the Euro STOXX 50 Index are made to ensure that the Euro STOXX 50 Index includes the 50 market sector leaders from within the Euro STOXX Index.

     The free float factors for each component stock used to calculate the Euro STOXX 50 Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review.

     The Euro STOXX 50 Index is also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings and bankruptcy) that affect the Euro STOXX 50 Index composition are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

     Euro STOXX 50 Index Calculation. The Euro STOXX 50 Index is calculated with the "Laspeyres formula," which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the Euro STOXX 50 Index value can be expressed as follows:

                                  free float market capitalization of the
                                            Euro STOXX 50 Index
                    Index   =   ----------------------------------------------- x 1,000
                                adjusted base date market capitalization of the
                                            Euro STOXX 50 Index

     The "free float market capitalization of the Euro STOXX 50 Index" is equal to the sum of the products of the closing price, market capitalization and free float factor for each component stock as of the time the Euro STOXX 50
Index is being calculated.

     The Euro STOXX 50 Index is also subject to a divisor, which is adjusted to maintain the continuity of the Euro
STOXX 50 Index values across changes due to corporate actions. The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive "B" number of shares for every "A" share held (where applicable).

            (1)  Split and reverse split:

                 Adjusted price = closing price * A/B

                 New number of shares = old number of shares * B/A

                 Divisor: no change

            (2)  Rights offering:

                 Adjusted price = (closing price * A + subscription price * B)/(A+B)

                                                          A-12

                 New number of shares = old number of shares * (A+B)/A

                 Divisor: increases

            (3)  Stock dividend:

                 Adjusted price = closing price * A/(A+B)

                 New number of shares = old number of shares * (A+B)/A

                 Divisor: no change

            (4)  Stock dividend of another company:

                 Adjusted price = (closing price * A - price of other company * B)/A

                 Divisor: decreases

            (5)  Return of capital and share consideration:

                 Adjusted price = (closing price - dividend announced by company * (1-withholding tax)) * A/B

                 New number of shares = old number of shares * B/A

                 Divisor: decreases

            (6)  Repurchase shares/self tender:

                 Adjusted price = ((price before tender * old number of shares) - (tender price * number of tendered shares))/(old number of shares - number of tendered shares)

                 New number of shares = old number of shares - number of tendered shares

                 Divisor: decreases

            (7)  Spin-off:

                 Adjusted price = (closing price * A - price of spun-off shares * B)/A

                 Divisor: decreases

            (8)  Combination stock distribution (dividend or split) and rights offering:

                 For this corporate action, the following additional assumptions apply:

                      o   Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A shares held

                      o   If A is not equal to one share, all the following "new number of shares" formulae need to be divided by A:

                 - If rights are applicable after stock distribution (one action applicable to other):

                 Adjusted price = (closing price * A + subscription price * C * (1 + B/A))/((A + B) * ( 1 + C/A))

                 New number of shares = old number of shares * ((A + B) * (1 + C/A))/A

                 Divisor: increases

                 - If stock distribution is applicable after rights (one action applicable to other):

                                                          A-13

                 Adjusted price =  (closing price * A + subscription price * C) / ((A + C) * (1 + B/A))

                 New number of shares = old number of shares * ((A + C) * (1 + B/A))

                 Divisor:  increases

                 - Stock distribution and rights (neither action is applicable to the other):

                 Adjusted price = (closing price * A + subscription price * C) / (A + B + C)

                 New number of shares = old number of shares * (A + B + C) / A

                 Divisor: increases

     License Agreement between STOXX Limited and Morgan Stanley. STOXX Limited and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Euro STOXX 50 Index, which is owned and published by STOXX
Limited, in connection with securities, including the PLUS.

     The license agreement between STOXX Limited and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

          The PLUS are not sponsored, endorsed, sold or promoted by STOXX Limited. STOXX Limited makes no representation or warranty, express or implied, to the owners of the PLUS or any member of the public regarding the advisability of investing in securities generally or in the PLUS particularly.
          STOXX Limited's only relationship to Morgan Stanley is the licensing of certain trademarks, trade names and service marks of STOXX Limited and the Dow Jones EURO STOXX 50(SM) Index which is determined, composed and calculated by STOXX Limited without regard to Morgan Stanley or the PLUS.
          STOXX Limited has no obligation to take the needs of Morgan Stanley or the owners of the PLUS into consideration in determining, composing or calculating the Dow Jones EURO STOXX 50(SM) Index. STOXX
          Limited is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the PLUS to be issued or in the determination or calculation of the equation by which the PLUS are to be converted into cash. STOXX Limited has no obligation or liability in connection with the administration, marketing or trading of the PLUS.

          STOXX LIMITED DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES EURO STOXX
          50(SM) INDEX OR ANY DATA INCLUDED THEREIN AND STOXX LIMITED SHALL HAVE NO LIABILITY FOR ANY ERRORS,
          OMISSIONS, OR INTERRUPTIONS THEREIN. STOXX LIMITED MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO
          RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM
          THE USE OF THE DOW JONES EURO STOXX 50(SM) INDEX OR ANY DATA INCLUDED THEREIN. STOXX LIMITED MAKES
          NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR
          FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES EURO STOXX 50(SM) INDEX OR ANY
          DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL STOXX LIMITED HAVE
          ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR
          LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY
          AGREEMENTS OR ARRANGEMENTS BETWEEN STOXX LIMITED AND MORGAN STANLEY.

     "Dow Jones EURO STOXX(SM)" and "STOXX(SM)" are service marks of STOXX Limited and have been licensed for use for certain purposes by Morgan Stanley. The PLUS are not sponsored, endorsed, sold or promoted by STOXX Limited, and STOXX
Limited makes no representation regarding the advisability of investing in the PLUS.

                                                          A-14

Nikkei 225 Index

     The information regarding the Nikkei 225 Index contained in this prospectus supplement reflects the policies of, and is subject to change by, the Nihon Keizai Shimbun, Inc., which is commonly referred to as NIKKEI. NIKKEI has no obligation to continue to publish, and may discontinue publication of, the Nikkei 225 Index.

     The Nikkei 225 Index is a stock index calculated, published and disseminated by Nihon Keizai Shimbun, Inc., which we refer to as NIKKEI, that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index currently is based on 225 underlying stocks (the "Underlying Stocks") trading on the Tokyo Stock Exchange (the "TSE")
representing a broad cross-section of Japanese industries. Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE. All 225 Underlying Stocks are stocks listed in the First Section of the TSE.
NIKKEI rules require that the 75 most liquid issues (one-third of the component count of the Nikkei 225 Index) be included in the Nikkei 225 Index. NIKKEI first calculated and published the Nikkei 225 Index in 1970.

     The 225 companies included in the Nikkei 225 Index are divided into six sector categories: Technology, Financials,
Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities. These six sector categories are further divided into 36 industrial classifications as follows:

o    Technology -- Pharmaceuticals, Electrical machinery, Automobiles, Precision machinery, Telecommunications

o    Financials -- Banks, Miscellaneous finance, Securities, Insurance

o    Consumer Goods -- Marine products, Food, Retail, Services

o    Materials -- Mining, Textiles, Paper & pulp, Chemicals, Oil, Rubber, Ceramics, Steel, Nonferrous metals, Trading
     House

o    Capital Goods/Others -- Construction, Machinery, Shipbuilding, Transportation equipment, Miscellaneous manufacturing, Real estate

o    Transportation and Utilities -- Railroads & Buses, Trucking, Shipping, Airlines, Warehousing, Electric power, Gas

     The Nikkei 225 Index is a modified, price-weighted index (i.e., an Underlying Stock's weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each Underlying Stock by the corresponding weighting factor for such Underlying Stock (a "Weight
Factor"), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor (the "Divisor"). The
Divisor was initially set at 225 for the date of May 16, 1949 using historical numbers from May 16, 1949, the date on which the Tokyo Stock Exchange was reopened. The Divisor was 23.947 as of October 1, 2004 and is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing (Y)50 by the par value of the relevant
Underlying Stock, so that the share price of each Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of (Y)50. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Underlying Stocks (currently the TSE). The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

     In order to maintain continuity in the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index. Thereafter, the
Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any Underlying Stock, the Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Divisor (i.e., the level of the Nikkei 225 Index immediately after such change) will equal the level of the Nikkei 225 Index immediately prior to the change.

                                                          A-15

     An Underlying Stock may be deleted or added by NIKKEI. Any stock becoming ineligible for listing in the First
Section of the TSE due to any of the following reasons will be deleted from the Underlying Stocks: (i) bankruptcy of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock,
(iv) transfer of such stock to the "Seiri-Post" because of excess debt of the issuer or because of any other reason or
(v) transfer of such stock to the Second Section. In addition, a component stock transferred to the "Kanri-Post" (Posts for stocks under supervision) is in principle a candidate for deletion. Underlying Stocks with relatively low liquidity, based on trading value and rate of price fluctuation over the past five years, may be deleted by NIKKEI. Upon deletion of a stock from the Underlying Stocks, NIKKEI will select a replacement for such deleted Underlying Stock in accordance with certain criteria. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by NIKKEI to be representative of a market may be added to the Underlying Stocks. In such a case, an existing Underlying
Stock with low trading volume and deemed not to be representative of a market will be deleted by NIKKEI.

     A list of the issuers of the Underlying Stocks constituting Nikkei 225 Index is available from the Nikkei Economic
Electronic Databank System and from the Stock Market Indices Data Book published by NIKKEI. NIKKEI may delete, add or substitute any stock underlying the Nikkei 225 Index.

     License Agreement between NIKKEI and Morgan Stanley. As of the issue date of any PLUS, we will have received the consent of NIKKEI, the publisher of the Nikkei 225 Index, to use and refer to the Nikkei 225 Index in connection with the PLUS. NIKKEI has the copyright to the Nikkei 225 Index. All rights to the Nikkei 225 Index are owned by NIKKEI. We, the Calculation Agent and the Trustee disclaim all responsibility for the calculation or other maintenance of or any adjustments to the Nikkei 225 Index. NIKKEI has the right to change the contents of the Nikkei 225 Index and to cease compilation and publication of the Nikkei 225 Index. In addition, NIKKEI has no relationship to us or the PLUS; it does not sponsor, endorse, authorize, sell or promote the PLUS, and has no obligation or liability in connection with the administration, marketing or trading of the PLUS or with the calculation of any supplemental redemption amount.

                                                          A-16